Exhibit 10.2
FIRST AMENDMENT TO
THE SPECTRANETICS CORPORATION
2006 INCENTIVE AWARD PLAN
     THIS FIRST AMENDMENT TO THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN (this “First Amendment”), dated as of December 11, 2006, is made and adopted by The Spectranetics Corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
RECITALS
     WHEREAS, the Company maintains The Spectranetics Corporation 2006 Incentive Award Plan (the “Plan”);
     WHEREAS, the Company desires to amend the Plan as set forth herein; and
     WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended at any time and from time to time with the approval of the Board of Directors of the Company.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:
     1. Section 2.16 of the Plan is hereby amended and restated in its entirety as follows:
     “2.16 ‘Fair Market Value’ means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if Stock is not publicly traded, or with respect to any non-Stock based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.”
     2. Section 2.37 of the Plan is hereby amended and restated in its entirety as follows:
     “2.37 ‘Stock’ means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.”

     3. Section 11.1(a) and the first paragraph of Section 11.1(b) are hereby amended and restated in their entirety as follows:
          “(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.”
          “(b) In the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:”
     4. This First Amendment shall be effective as of the date hereof.
     5. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.
     6. Except as set forth herein, the Plan shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

          I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of The Spectranetics Corporation on December 11, 2006.
          Executed on this 11th day of December, 2006.

By:	/s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer and Secretary